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                                                                   EXHIBIT 10.4

                             AMENDMENT NUMBER EIGHT
                                     TO THE
                       HARRIS CORPORATION RETIREMENT PLAN

                  WHEREAS, Harris Corporation, a Delaware corporation (the "Corporation"), has heretofore adopted and maintained the Harris Corporation Retirement Plan, as amended and restated effective January 1, 2003 (the "Plan");

                  WHEREAS, the Corporation, by action of the Management Development and Compensation Committee of the Corporation's Board of Directors (the "Compensation Committee"), has the authority to amend the Plan pursuant to
Section 17.1 of the Plan;

                  WHEREAS, pursuant to Section 13.3 of the Plan, the Compensation Committee has delegated to the Employee Benefits Committee of the Corporation (the "Employee Benefits Committee") the authority to adopt non-material amendments to the Plan; and

                  WHEREAS, the Corporation, by action of the Employee Benefits Committee, desires to amend the Plan in certain non-material respects.

                  NOW, THEREFORE, BE IT RESOLVED, that pursuant to the power of amendment in Section 17.1 of the Plan and the delegation of such power pursuant to Section 13.3 of the Plan, the Plan is hereby amended, effective January 28, 2005, as follows:

         1. Section 4.2 of the Plan is hereby amended by adding the following new Subsection (c) to the end thereof, to read as follows:

                  (c) Special Encoda Matching Contribution. Notwithstanding any provision of the Plan to the contrary, matching contributions for the period from January 1, 2005 through June 30, 2005 to Participants who are Eligible Employees of Encoda Systems Inc. shall be calculated as follows. Matching contributions shall be in the amount specified in Subsection (a) of this Section 4.2; provided, however, that the matching contribution relating to pre-tax or after-tax contributions that are attributable to the annual bonus that is paid to such Eligible Employees in February of 2005 shall be in an amount equal to twenty-five percent (25%) of such contributions; subject to a maximum of 1.25% of such bonus (and also subject to any other limitations contained in the Plan).


         APPROVED by the HARRIS CORPORATION EMPLOYEE BENEFITS COMMITTEE on this 28th day of January, 2005.


                                              Attest:


                                              /s/ John D. Gronda
                                              ----------------------------------
                                              Secretary